Exhibit 10.1

AMENDED AND RESTATED
INVESTMENT TECHNOLOGY GROUP, INC.
DIRECTORS’ EQUITY SUBPLAN

1.                                  Introduction.

The Investment Technology Group, Inc. Directors’ Equity Subplan (the “Subplan”) was originally implemented by Investment Technology Group, Inc. (the “Company”) under the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan (the “1994 Plan”) and was merged with and into the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “2007 Plan”) effective as of May 8, 2007, the terms of which are incorporated herein by reference.  Effective as of May 8, 2007, the Subplan continued in effect as a subplan under the 2007 Plan.  The Subplan was amended and restated as of February 7, 2008, and is now amended and restated as set forth herein, effective April 30, 2012 (the “Effective Date”).  The purpose of the Subplan is to promote ownership by non-employee directors of a greater proprietary interest in the Company, thereby aligning such non-employee directors’ interests more closely with the interests of stockholders of the Company, and to assist the Company in attracting and retaining highly qualified persons to serve as non-employee directors.  The Subplan is amended and restated herein, effective for Stock Units granted on or after the Effective Date.  Stock Units or Options granted prior to the Effective Date shall be governed by the Subplan as in effect prior to this amendment and restatement.

2.                                  Definitions.

Capitalized terms used in the Subplan but not defined herein shall have the same meanings as defined in the 2007 Plan.  In addition to such terms and the terms defined in Section 1 hereof, the following terms used in the Subplan shall have the meaning set forth below.

(a)                             “Director” means a member of the Board who is not employed by the Company or any of its subsidiaries.

(b)                            “Disability” shall have the meaning ascribed to such term in section 22(e)(3) of the Code.

3.                                  Administration.

The Subplan shall be administered by the Committee.  The Committee shall have full authority to construe and interpret the Subplan, and any action of the Committee with respect to the Subplan shall be final, conclusive, and binding on all persons.

4.                                  Stock Units.

(a)                             Initial Stock Units.  A number of Stock Units having a value, as determined below on the date of grant, equal to $100,000 will be granted under the Subplan (the “Initial Stock Units”) to each person who is first elected or appointed to serve as a Director of the Company after the Effective Date, such grants to be effective not later than the thirtieth day following the date of such first election or appointment.  For purposes of this Subplan, all determinations of value of Stock Units shall be made by treating the value of a Stock Unit as equal to the Fair Market Value of a share of Company Stock on the date of grant.

(b)                            Annual Stock Units.  A number of Stock Units having a value, as determined above on the date of grant, equal to $72,000 will be granted under the Subplan (the “Annual Stock Units”) on the day of each of the Company’s annual meetings of stockholders at which Directors (or a class of Directors if the Company then has a classified Board of Directors) are elected or reelected by the Company’s stockholders, to each Director who is elected or reelected to serve as a Director of the Company at such meeting; provided, however, that no such grant will be made to a person first elected or appointed to serve as a Director of the Company at such annual meeting of stockholders.

(c)                             Vesting of Award.  The Initial Stock Units will become vested in three equal annual installments, commencing on the first anniversary of the date of grant and continuing thereafter on the second and third anniversaries thereof.  The Annual Stock Units will become fully vested on the day immediately preceding the Company’s next annual meeting of stockholders at which Directors (or a class of Directors if the Company then has a classified Board of Directors) are elected or reelected by the Company’s stockholders.  Notwithstanding anything set forth in this Section 4(c), the Stock Units (for the avoidance of doubt, both the Initial Stock Units and the Annual Stock Units) will become immediately vested in full upon a Change in Control.  Unless otherwise provided by the Committee, all amounts receivable in connection with any adjustments to the Stock Units under Section 5(d) of the 2007 Plan shall be subject to the vesting schedule in this Section 4(c).

(d)                            Termination of Service; Forfeiture of Unvested Share Units.  In the event the Participant ceases to serve as a Director of the Company by reason of the Participant’s death or Disability, the Stock Units shall become vested in full at the time of such termination.  In the event the Participant ceases to serve as a Director of the Company for any other reason (except as otherwise provided in Section 4(g) below) any portion of the Stock Units that have not yet vested shall be forfeited.

(e)                             Distribution of Shares.  The Company shall distribute to the Participant (or his or her heirs in the event of the Participant’s death) at the time of vesting of the Stock Units, a number of shares of Company Stock equal to the number of Stock Units then held by the Participant that became vested at such time; provided, however, that the Participant may elect that the distribution of the shares of Company Stock subject to a Stock Unit be deferred until the time the Participant ceases to be a Director of the Company for any reason (except as otherwise provided in Section 4(g)), such election to be made in writing prior to January 1 of the calendar year in which the Stock Units are granted to the Participant.  Notwithstanding the immediately preceding sentence, in the case of Stock Units granted under Section 4(a) hereof, a deferral election may be made within 30 days of the date the Director is first elected or appointed to serve as a Director of the Company.  The deferred Stock Units shall be distributed in shares of Company Stock within 30 days of the date of termination of the Director’s service on the Board (except as otherwise provided in Section 4(g)).  In the case of the death of a Director, the Director’s deferred Stock Units shall be distributed in shares of Company Stock within 60 days after the date of the Director’s death to the Director’s estate as beneficiary, unless the Director has requested a different distribution by written notice to the Committee.

(f)                               Rights and Restrictions.  The Stock Units shall not be transferable, other than pursuant to a will or the laws of descent and distribution.  Prior to vesting of the Stock Units and delivery of the shares of Company Stock to the Participant, the Participant shall not have any rights or privileges of a stockholder as to the shares of Company Stock subject to the Stock Units.  Specifically, the Participant shall not have the right to receive dividends or the right to vote such shares of Company Stock prior to vesting of the Stock Units and delivery of the shares of Company Stock.

(g)                            Continued Service as an Employee.  If a Participant ceases serving as a Director and, immediately thereafter, he or she is employed by the Company or any subsidiary, then, solely for purposes of Sections 4(d) and (e) of the Subplan, such Participant will not be deemed to have ceased service as a Director at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a Director; provided, however, that such former Director will not be eligible for additional grants of Stock Units under the Subplan.

5.                                  General.

(a)                             Compliance with Legal and Trading Requirements.  The Subplan shall be subject to all applicable laws, rules and regulations, including, but not limited to, federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)                            Amendment.  The Committee may amend, alter, suspend, discontinue, or terminate the Subplan without the consent of stockholders of the Company or individual Directors; provided, however, that, without the consent of an affected Director, no amendment, alteration, suspension, discontinuation, or termination of the Subplan may impair or, in any other manner, adversely affect the rights of such Director to outstanding Stock Units granted hereunder.

(c)                             Unfunded Status of Awards.  Section 4 of this Subplan is intended to constitute an “unfunded” plan of deferred compensation.  With respect to any payments not yet made to a Director, nothing contained in the Subplan shall give any such Director any rights that are greater than those of a general creditor of the Company; provided, however, that the Company may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Subplan to deliver cash, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Subplan unless the Company otherwise determines with the consent of each affected Director.

(d)                            Nonexclusivity of the Subplan.  The adoption of the Subplan by the Committee shall not be construed as creating any limitations on the power of the Board to adopt such other compensation arrangements as it may deem desirable, including, without limitation, the granting of Options and other awards otherwise than under the Subplan, and such arrangements may be either applicable generally or only in specific cases.

(e)                             Adjustments.  The adjustment provisions in Section 5(d) of the 2007 Plan are incorporated herein by reference and shall apply in the case of Stock Units granted hereunder.

(f)                               No Right to Remain on the Board.  Neither the Subplan nor the crediting of awards under the Subplan shall be deemed to give any individual a right to remain a director of the Company or create any obligation on the part of the Board to nominate any Director for reelection by the stockholders of the Company.

(g)                            Application of Section 409A of the Code.  It is intended that this Subplan and awards issued hereunder will comply with section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the awards are subject thereto, and this Subplan and such awards shall be interpreted on a basis consistent with such intent.  In no event shall a Participant, directly or indirectly, designate the calendar year of payment.  This Subplan and any award agreements issued thereunder may be amended in any respect deemed by the Committee to be necessary in order to preserve compliance with section 409A of the Code.

(h)                            Governing Law.  The validity, construction, and effect of the Subplan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

(i)                                Titles and Headings.  The titles and headings of the Sections in the Subplan are for convenience of reference only.  In the event of any conflict, the text of the Subplan, rather than such titles or headings, shall control.

(j)                                Effective Date.  This Subplan, as amended and restated herein shall become effective as of the Effective Date.

Amended and restated by the Committee effective:	May 8, 2007
Amended and restated by the Committee effective:	February 7, 2008
Amended and restated by the Committee effective:	April 30, 2012